UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2021

Intelsat S.A.

(Exact Name of Registrant as Specified in its Charter)

Grand Duchy of Luxembourg	001-35878	98-1009418
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 rue Albert Borschette

Luxembourg

Grand Duchy of Luxembourg

L-1246

(Address of principal executive offices)

+352 27-84-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 21, 2021, Intelsat S.A. (the “Company”) announced that Stephen Spengler, Chief Executive Officer of the Company, has decided to retire from his position as Chief Executive Officer upon the completion of the Company’s restructuring process in connection with its voluntary cases under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Virginia (the “Chapter 11 Cases”). A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with Mr. Spengler’s retirement, the Company and its subsidiary, Intelsat US LLC (“Intelsat”), entered into an Amended and Restated Employment Agreement with Mr. Spengler on October 21, 2021 (the “Agreement”), which Agreement amends and restates Mr. Spengler’s prior Employment Agreement, dated as of March 18, 2013 (as amended from time to time, the “Prior Agreement”). Pursuant to the terms of the Agreement, Mr. Spengler’s employment will continue until the earlier to occur of (i) a date mutually agreed upon by Intelsat and Mr. Spengler occurring after the date on which Intelsat emerges in accordance with the Plan of Reorganization for the Chapter 11 Cases (the “Emergence Date”) and (ii) June 30, 2022 (as applicable, the “Retirement Date”). During the four-month period following the Retirement Date, Mr. Spengler will render transition assistance to his successor as Chief Executive Officer, as reasonably requested by the Board of Directors of the Company or such successor.

Pursuant to the Agreement, unless Mr. Spengler (i) resigns without Good Reason (as defined the Agreement) prior to the Retirement Date or (ii) is terminated for Cause (as defined in the Agreement), he will be entitled to (A) 100% of the payments due to him under the Company’s Key Employee Incentive Plan (“KEIP”), based on actual performance, without any proration and (B) a lump sum cash severance payment in the amount of $2,850,000, subject to his execution and non-revocation of a general release of claims and continued compliance with the terms of the Agreement. Additionally, on the Emergence Date, Mr. Spengler will receive a grant of time-vesting restricted stock units (“RSUs”) with an aggregate grant date fair value of $1,000,000, under the new management incentive plan to be established on the Emergence Date. These RSUs will fully vest upon the earlier to occur of (i) the Retirement Date and (ii) a termination of his employment with Intelsat (A) due to his death or Disability (as defined in the Agreement), (B) by Intelsat without Cause or (C) by Mr. Spengler for Good Reason. The foregoing is in lieu of the severance due upon a termination by Intelsat without Cause or by Mr. Spengler for Good Reason.

Except as described above, the Agreement contains substantially the same terms as set forth in the Prior Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated October 21, 2021, by and among Intelsat S.A., Intelsat US LLC and Stephen Spengler.

99.1	Press Release, dated October 21, 2021.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELSAT S.A.

	By:	/s/ Michelle Bryan
Date: October 21, 2021	Name:	Michelle Bryan
	Title:	General Counsel, Chief Administrative Officer and Secretary